                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                     JURISDICTION                       OWNED
NAME                                                 OF INCORPORATION                   BY
----                                                 ----------------                   --------
Anes, Inc.                                           Michigan                           Registrant

Chapman Security Systems, Inc.                       Michigan                           Registrant

Intercept System, Inc.                               Michigan                           Registrant

Tessco Group, Inc.                                   Michigan                           Registrant
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